                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of Cephalon, Inc. of our report dated February 18, 2000, except as to the information presented in Note 14 for which the date is March 13, 2000, relating to the financial statements of Anesta Corp. (not presented separately therein), which appears in Cephalon, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Salt Lake City, Utah
May 14, 2002